Exhibit 99-1

                             Court Rules for Diomed
       Diomed Wins Motion on Validity and Enforceability of EVLT(R) Patent
                         Trial on Infringement Expected

ANDOVER, MA, August 31, 2006, --- Diomed Holdings, Inc. (AMEX: DIO - News), a leading developer and marketer of minimally invasive medical technologies, including its patented EndoVenous Laser Treatment (EVLT(R)) for varicose veins, today announced that U.S. District Judge Nathaniel M. Gorton has ruled that Diomed's U.S. Patent No. 6,398,777 is valid and enforceable. In granting Diomed's motion for summary judgment; the court rejected defenses advanced by defendants AngioDynamics and Vascular Solutions that Diomed's patent was invalid and unenforceable.

The court denied separate motions by each of the parties for summary judgment on the issue of infringement by the defendants, in effect ruling that Diomed is entitled to proceed to trial on its claims for an injunction and damages against the defendants.

In January 2004, Diomed commenced legal action in the United States Federal District Court for the District of Massachusetts against AngioDynamics, seeking injunctive relief and damages for infringement of Diomed's pioneering United States Patent Number 6,398,777 which covers the endovascular laser treatment of varicose veins. Diomed acquired exclusive rights to the patent from the five inventors of the procedure in September 2003. Diomed initiated similar actions against Vascular Solutions and two other competitors later in 2004.

"We are extremely pleased with Judge Gorton's decision to grant Diomed's motions on enforceability and validity and look forward to proceeding to trial on infringement," stated James A. Wylie, Jr., President and Chief Executive Officer of Diomed Holdings, Inc. "We now expect that the time until we begin trial has been accelerated, and that the only issues at trial will be limited to those relating to infringement and damages." Further details regarding the decision will be made available upon its release by the court for publication.

About Diomed
Diomed develops and commercializes minimal and micro-invasive medical procedures that use its proprietary laser technologies and disposable products. Diomed's EVLT(R) laser vein ablation procedure is used in varicose vein treatments. Diomed also provides photodynamic therapy (PDT) for use in cancer treatments, and dental and general surgical applications. The EVLT(R) procedure and the Company's related products were cleared by the United States FDA in January of 2002. Along with lasers and single-use procedure kits for its EVLT(R) laser vein treatment, the Company provides its customers with state of the art physician training and practice development support. Additional information is available on the Company's website: www.evlt.com.

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EVLT(R) is a registered trademark of Diomed Inc., Andover, MA.

Safe Harbor
Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with trends in the products markets, reliance on third party distributors in various countries outside the United States, reoccurring orders under OEM contracts, market acceptance risks, technical development risks and other risk factors. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Our Annual Report on Form SEC 10-KSB/A (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" on pages 23 through 38 of the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.

For more information contact:
Christopher J. Geberth, VP Finance          Carney Duntsch
Diomed Holdings, Inc.                       Burns McClellan, Investor Relations
Phone: 866-4DIOMED                          Phone:  212-213-0006
email: cgeberth@diomedinc.com               email :  cduntsch@burnsmc.com